EX - 22.1

                         Subsidiaries of the Registrant

                                                                Jurisdiction of
        Name                                                     Incorporation
        ----                                                    ---------------

Bel Fuse Limited ...............................................  Hong Kong

Bel Fuse Macau LDA .............................................  Macau

Bel Delaware LLC ...............................................  Delaware

Bel Fuse Europe Ltd. ...........................................  United Kingdom

Bel Magnetics Ltd. .............................................  Texas

Bel Fuse America Inc. ..........................................  Delaware

Bel Fuse Delaware Inc. .........................................  Delaware

Bel Fuse California Inc. .......................................  Delaware

Bel Ventures Inc. ..............................................  Delaware

Bel Power Products Inc. ........................................  Delaware

Bel Power (Hangzhou) Co. Ltd. ..................................  China